BOISE CASCADE CORPORATION

       SUPPLEMENTAL HEALTH CARE PLAN FOR EXECUTIVE OFFICERS

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SUPPLEMENTAL HEALTH CARE PLAN FOR EXECUTIVE OFFICERS


INTRODUCTION

Boise Cascade's Supplemental Health Care Plan for Executive Officers is provided to you in addition to the Boise Cascade Comprehensive Medical Plan, Dental Plan, Vision Plan, and Mail-Order Prescription Drug Plan for salaried employees. While you share in the cost of your medical care by paying a monthly contribution, a deductible and a percentage of the remaining expenses, the combination of the plans pays most of the major charges for covered health care expenses for you and your family.


WHO IS ELIGIBLE

As a Boise Cascade executive officer, you are automatically eligible for coverage under the Supplemental Health Care Plan for Executive Officers on January 1, 1989, or from the time you are elected an officer, whichever is later. Your dependents' coverage under the plan will become effective on the same date that your own coverage begins.

Your dependents who are eligible for coverage under this plan include your spouse plus any unmarried children under age 23, if they do not regularly work full-time and are dependent on you for support. Under certain circumstances, a handicapped child may be covered beyond age 23.


HOW BENEFITS BECOME PAYABLE

Medical benefits become payable under this plan after benefits for covered charges under the Comprehensive Medical Plan have been applied to medical expenses incurred by you or your covered dependent. The plan will pay 100% of the remaining charges for the treatment, services, and supplies listed under "What the Plan Covers." Amounts applied to the deductible and copayments under the Comprehensive Medical Plan are not covered under this plan.

Dental and vision benefits become payable under this plan after benefits for scheduled amounts covered under the Dental Plan or Vision Plan have been applied to dental or vision expenses incurred by you or your covered dependent. The plan will pay 100% of the remaining charges for the services and supplies shown under "What the Plan Covers."

No benefits are payable under this plan for prescription drugs obtained under the Mail-Order Prescription Drug Plan.


WHAT THE PLAN COVERS

Medical expenses incurred will be reduced by the amount considered as covered charges under the Comprehensive Medical
Plan. The plan will pay 100% of the remaining charges for the following medical expenses:

o    Hospital room and board charges.
o Hospital intensive care (ICU) and cardiac care unit (CCU) charges.
o    Hospital services and supplies (inpatient or outpatient).
o    Medical treatment or surgery by a physician.
o    Outpatient surgical facility services and supplies.
o Private-duty nursing by a registered nurse (R.N.), a licensed vocational nurse (L.V.N.), or a licensed practical nurse (L.P.N.) upon the written recommendation of a physician.
o    Ambulance service.
o    Prescription drugs and medicines.
o    Immunizations.
o    Anesthetics and oxygen and their administration.
o Rental or purchase (at Boise Cascade's option) of approved durable medical equipment and appliances.
o Physical therapy by a licensed physiotherapist for treatment by physical or mechanical means only.
o Outpatient rehabilitative speech and occupational therapy. Care must be provided by a licensed therapist who is referred and supervised by a licensed physician.
o Blood and blood plasma which are not replaced by donation, and their administration.
o    Diagnostic x-rays and laboratory tests.
o Extended-care facility confinement, including services and supplies.
o Medical social services while a patient is in an extended-care facility.
o    Psychiatric care provided by a physician.
o    Mammograms.

The plan will pay 100% of the remaining charges for vision exams, eyeglasses, contact lenses, hearing aids, and dental expenses (including orthodontia and expenses for repair and maintenance of covered items) after benefits under the Dental Plan, Vision Plan, or Comprehensive Medical Plan have been applied.


WHAT THE PLAN DOES NOT COVER

Expenses for items shown in the list that follows are not covered under the Supplemental Health Care Plan for Executive Officers:

o Injury or illness resulting from war or an act of war, whether declared or undeclared.
o Items payable by workers' compensation or any other government program, except items furnished by a government program for civilian employees of the government.
o Items for which no charge would have been made in the absence of medical coverage, or items for which you are not legally obligated to pay.
o    Prescription drugs obtained through Boise Cascade's Mail-
     Order Drug Plan.
o Items for which Boise Cascade, by law or regulation, may not provide benefits.
o Medical services rendered prior to the date your coverage by this plan began.
o Charges which are applied to the deductible and copayments under the Comprehensive Medical Plan.
o Charges which are applied to additional deductibles under HealthMAP or the Mandatory Second Surgical Opinion Program.


HEALTH CARE CLAIMS

The necessary forms to file a claim for covered health care expenses under the Executive Officer Health Care Program are available from the Medical Director's Office in Boise.


PLAN ADMINISTRATION, ERISA RIGHTS

Your Salaried Employee Handbook identifies the plan administrator and explains your ERISA rights under this plan, as well as other
Boise Cascade benefits plans.


SOURCE OF FUNDING

This plan is self-insured by Boise Cascade Corporation. Payments for benefits under this plan are made from the general assets of the company as benefits become payable.


TAXABILITY

All benefits payable under this plan are considered taxable income to you, are subject to tax withholding requirements, and will be reflected in W-2 form earnings.


COVERAGE DURING A LEAVE OF ABSENCE

Your medical coverages may be continued while you are still employed by Boise Cascade but are not actively at work because of an accident or illness or certain other company-approved leaves of absence. Under such conditions, coverage will continue in keeping with the provisions of the leave.


WHEN YOUR COVERAGE ENDS

Your coverage under Boise Cascade's Supplemental Health Care Plan for Executive Officers ends on the earliest of the following dates:

o    On the date your employment with Boise Cascade ends.
o On the date you become ineligible to participate in these coverages -- for example, if you cease to be an executive officer.
o    On the date Boise Cascade elects to discontinue this plan.


WHEN YOUR DEPENDENTS' COVERAGE ENDS

Your dependents' coverage under Boise Cascade's health and dependent life insurance plans ends on the earliest of the following dates:

o    On the date your coverage ends.
o On the date your dependent ceases to be eligible because of a change in age or dependent status as defined under a plan.
o On the date your dependent begins active duty in the armed forces of any country, state, or international organization.
o    On the date Boise Cascade elects to discontinue this plan.